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                                                                  EXHIBIT 10.3

                                SECOND AMENDMENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

         This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Second Amendment" or "Agreement") is entered into as of August 11, 2000 (the "Effective Date"), by and between Caredata.com, Inc. (f/k/a Medirisk, Inc.), a Delaware corporation (the "Borrower"), and Bank of America, N.A. (f/k/a NationsBank, N.A.) (the "Lender").

                                    RECITALS

         WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of June 29, 1998, as amended by that certain First Amendment (the "First Amendment") to Amended and Restated Credit Agreement dated as of May 12, 2000 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

         WHEREAS, as a result of the maturity of the Revolving Loans and certain defaults under Sections 1.3 and 6.14 of the Credit Agreement occurring on or before the Effective Date (the "Payment Defaults"), the Borrower and Lender executed a Letter Agreement dated July 14, 2000 in which the Maturity Date for the Revolving Loans was extended to July 28, 2000; and

         WHEREAS, all Subsidiaries of Borrower have guaranteed full payment and performance of all Obligations through the execution of Subsidiary Guaranties; and

         WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions contained herein, to waive the Payment Defaults and to amend the Credit Agreement in order to, among other things, further extend the Maturity Date as stated herein.

                             STATEMENT OF AGREEMENT

         NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement (as amended by this Second Amendment) and in the Loan Documents (as defined in the Credit Agreement) except as otherwise defined or limited herein.

         2. Amendment to Credit Agreement. With the consent of all the signatories hereto, including without limitation each party to any of the Security Documents, and subject to the satisfaction of all terms and conditions of this Second Amendment, the Borrower and the Lender agree that, in compliance with the terms of Section 8.12 of the Credit Agreement, the Credit Agreement is hereby amended as follows:


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         (a)      Section 1.1 is amended in its entirety so that it reads as follows:

                  Section 1.1       Extensions of Credit.

                           (a) Revolving Loans. The Borrower acknowledges that as of the Effective Date, $27,190,000 is outstanding under the Revolving Loans. If at any time, the Revolving Loans exceed any applicable limitation set forth in this Agreement, such Revolving Loans shall nevertheless constitute Obligations that are secured by, and the repayment of which is guarantied by, as applicable, the Security Documents and are entitled to all benefits thereof. In no event, however, shall the Company have the right to receive any Advances or Revolving Loans from and after the Effective Date. Notwithstanding anything contained in this Agreement to the contrary, all Revolving Loans or other Advances (other than amounts outstanding under the Completion Fee Note) in an aggregate principal amount in excess of the Revolving Loan Limit, shall be payable ON DEMAND.

                           (b) LIBOR Advances. No LIBOR Advances shall be made or remain outstanding after the Effective Date. As of the Effective Date, all LIBOR Advances not theretofore converted to Base Rate Advances shall be deemed prepaid on the Effective Date and converted to Base Rate Advances, and the Borrower shall pay to the Lender such amounts to which the Lender may be entitled under Section 1.8 in connection with such prepayment. From and after the Effective Date, all Revolving Loans, Advances and any Overadvances shall constitute Base Rate Advances.

                  (b) A new Section 1.1A is hereby added to the Credit Agreement immediately following Section 1.1, which shall read as follows:

                           Section 1.1A. Completion Fee Obligations. The
                  Borrower hereby acknowledges and reaffirms its obligation under Section 22 of the First Amendment to pay to the Lender a fee (the "Completion Fee") in the amount of $1,250,000, which Completion Fee has been fully earned and is nonrefundable, and, but for the provisions of this Section 1.1A, is due and payable in full as of the date hereof . The parties hereto agree that, subject to the terms and conditions of this Second Amendment, payment of the entire amount of the Completion Fee shall be deferred as a loan to the Borrower, made as of the Effective Date, in the principal amount of $1,250,000, which loan shall bear interest as provided in Section 1.3, shall be evidenced by the Completion Fee Note, and shall be payable in full, together with all accrued and unpaid interest thereon, on the Maturity Date. For all purposes of each of the Loan Documents, the Completion Fee Note shall constitute a Loan Document, the obligations evidenced by the Completion Fee Note or otherwise arising under this Section 1.1A shall constitute additional


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                  Obligations, and all such Obligations shall be secured or
                  guaranteed, as applicable, by the Security Documents and shall be entitled to the benefits thereof.

                  (c) Section 1.2 of the Credit Agreement, Revolving Loan Borrowing Mechanics and Disbursement, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           Section 1.2      [Intentionally Omitted]

                  (d) Section 1.3 of the Credit Agreement, Interest, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           Section 1.3 Interest. Interest shall be payable as follows:

                                    (a)      Calculation. Interest on all
                  Revolving Loans, Advances, Overadvances and Completion Fee Outstandings shall be computed for the actual number of days elapsed on the basis of a hypothetical year of 360 days and, subject to the provisions of Sections 1.5 and 1.5A hereof, shall be payable on the Maturity Date; provided, however, that interest on Overadvances shall be payable ON DEMAND. For all periods prior to the Effective Date, interest shall accrue at the rate or rates provided therefor under the Credit Agreement as in effect immediately prior to giving effect to the Second Amendment. From and after the Effective Date, interest shall accrue and be payable on all Revolving Loans, Advances, Overadvances and Completion Fee Outstandings at the simple per annum interest rate equal to the sum of (A) the Base Rate, plus (B) the Applicable Interest Rate Margin.

                                    (b)      Upon Default. Upon the occurrence
                  of an Event of Default, interest on the outstanding Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date and shall accrue until the earliest to occur of (i) waiver in writing by the Lender of the applicable Event of Default, (ii) agreement by the Lender to rescind the charging of interest at the Default Rate or (iii) payment in full of the Obligations. The Lender shall not be required to (i) accelerate the maturity of the Loans or (ii) exercise any rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

                  (e) Section 1.4 of the Credit Agreement , Fees, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           Section 1.4       Fees.

                                   (a)       Commitment Fee. The Borrower shall
                  pay to the Lender a commitment fee of $271,900 (the "Commitment Fee") which Commitment Fee is


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                  due and owing and fully earned as of the Effective Date and payable at the Maturity Date or on demand upon an Event of Default under the Credit Agreement. The Commitment Fee shall constitute an Obligation for all purposes under the Credit Agreement and shall be non-refundable when paid.

                                   (b)       Usage Fee. The Borrower shall pay
                  to the Lender, on or before the fifth (5th) day of each month, a usage fee equal to 1/4 of 1% on a per annum basis of the outstanding principal balance of the Revolving Loans, including Overadvances on the last Business Day of the preceding month (the "Usage Fee"). The Usage Fee shall constitute an Obligation for all purposes under the Credit Agreement and shall be fully earned when due and non-refundable when paid. The Usage Fee shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

                  (f) Amendment to Section 1.5. Section 1.5 of the Credit Agreement, Repayment and Prepayment, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                  Section 1.5       Repayment and Prepayment.

                           (a) Prepayment. The principal amount of the Loans may be prepaid in full or in part at any time, upon written notice to the Lender on the date of such prepayment; provided that (x) all prepayments of principal shall be applied: First, to Overadvances; Second, to Revolving Loans, and Third, to Completion Fee Outstandings, and (y) notwithstanding any payment tendered as a prepayment under this Section 1.5, in the event there shall be outstanding at the time of such tender any fees, costs or expenses owing to or for the account of the Lender, or any accrued and unpaid interest on any Loans (other than the Completion Fee Loan and the Commitment Fee), then the amount tendered shall be applied to pay such items prior to application to any Loans as a prepayment thereof.

                           (b) Repayment. Subject to the provisions of Sections 1.5A and 7.2, the entire principal balance of all Loans shall be due and payable in full on the Maturity Date; provided, however, Overadvances shall be payable ON DEMAND.

                           (c) Interim Payments. On the first day of each calendar month during the term of this Agreement, Borrower shall pay Lender $150,000 to be applied to the payment of:
                                    First, all accrued and unpaid fees, costs and expenses owing to or for the account of the Lender (excluding any amounts constituting Completion Fee Outstandings or the Commitment Fee); Second, all accrued and unpaid interest on all Revolving Loans (including Overadvances); and Third, the Overadvances.


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                  (g)      Section 1.5A. A new Section 1.5A is hereby added
         immediately following Section 1.5, which shall read as follows:

                           Section 1.5A. Additional Mandatory Payments.
                  Immediately upon receipt of any Net Proceeds arising from the occurrence of any Liquidity Event, the Borrower shall apply one hundred percent (100%) of such Net Proceeds to the payment of: First, all accrued and unpaid fees, costs and expenses owing to or for the account of the Lender (excluding any amounts constituting Completion Fee Outstandings or the Commitment Fee); Second, all accrued and unpaid interest on all Revolving Loans (including Overadvances); and Third, the Overadvances; provided that in the event all of the foregoing items shall have been paid in full as of such date and there shall remain any balance of such Net Proceeds, then the Borrower may retain any such balance. The Borrower shall give the Lender not less than five (5) Business Days prior written notice of any Liquidity Event, which notice shall include a description in reasonable detail of the nature and terms of such Liquidity Event and a preliminary calculation of the proceeds and the Net Proceeds to result therefrom. Each payment required to be made under this Section 1.5A shall be accompanied by a certificate of the chief financial officer of the Borrower setting forth in reasonable detail computations of Net Proceeds and the application thereof as herein provided.

                  (h) Amendment to Section 1.6. Section 1.6 of the Credit Agreement, Notes and Loan Accounts, is hereby modified and amended by deleting the section in its entirety and by substituting the following in lieu thereof:

                           Section 1.6.  Notes and Loan Accounts.

                                    (a)      The Revolving Loans shall be
                           payable in accordance with the terms and provisions of this Agreement and shall be evidenced by the Revolving Note. The Completion Fee Loan shall be payable in accordance with the provisions of this Agreement and shall be evidenced by the Completion Fee Note. The Revolving Note and Completion Fee Note shall be issued by the Company to the Lender and shall be duly executed and delivered by the Authorized Signatories.

                                    (b)      The Lender shall open and maintain
                           on its books in the name of the Company loan accounts with respect to the Revolving Loans and Completion Fee Loan and interest thereon. The Lender shall debit such loan account for the principal amount outstanding and accrued interest thereon, and shall credit each such loan account for each payment on account of principal of or interest on the Revolving Loans and Completion Fee Loan. The records of the Lender with respect to the loan accounts shall be prima facie evidence of the Revolving Loans and Completion Fee Loan and accrued interest thereon but the failure to maintain such records shall not impair the obligation of the Company to repay Indebtedness hereunder.


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                  (i)      Amendment to Section 2.2. Section 2.2 of the Credit
         Agreement, Conditions Precedent to Each Advance Subsequent to the Agreement Date, is hereby modified and amended by deleting the section in its entirety and by substituting the following in lieu thereof:

                           Section 2.2 Advances. No Advances shall be permitted from and after the Effective Date. The Lender may, in its sole and absolute discretion, elect to make additional Advances upon the request of the Borrower.

                  (j) Amendment to Section 3.1(h). Section 3.1(h) of the Credit Agreement, Title to Properties, is hereby modified and amended by inserting "and the URL Domain Names" on line 3 within the parenthetical after the word Accounts.

                  (k) Amendment to Section 3.1(y). Section 3.1(y) of the Credit Agreement, Year 2000, is hereby modified and amended by deleting such subsection in its entirety.

                  (l) Amendment to Article 5. The preamble to Article 5 under Information Covenants shall be amended to delete "or the Lender has any obligation to make Advances hereunder," from the first sentence.

                  (m) Amendment to Section 5.4. Section 5.4 of the Credit Agreement, Copies of Other Reports, is hereby modified and amended by deleting the existing subsection (7) and by substituting the following in lieu thereof and by adding the following new subsections (8) and
         (9) thereto:

                           "(7)     On:

                                    (a)      Thursday, August 24, 2000 a
                           one-time report setting forth for both the consolidated Company and each of its business lines actual cash receipts and cash disbursements for the thirteen (13) week period ending on August 18, 2000;

                                     (b)     each Thursday, beginning August 24,
                           2000 and continuing each Thursday thereafter, a report (the "Projections Report") setting forth for both the consolidated Company and each of its business lines projected cash receipts and cash disbursements for both (i) each of the immediately succeeding thirteen (13) weeks beginning from the Friday preceding the Projections Report and (ii) the immediately-succeeding thirteen-week period as a whole;

                                    (c)      each Thursday, beginning August 31,
                           2000, and continuing each Friday thereafter, a report for the week ending on the prior Friday, setting forth for both the consolidated Company and each of its business lines actual cash receipts and cash disbursements for the prior week and for the cumulative period from August 21, 2000, to said prior Friday, showing variances from the Projections Report for the prior week and the cumulative period from August 21, 2000 to said prior Friday;


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                                    (d)      each Thursday, beginning August 24,
                           2000, and continuing each Thursday thereafter, a report setting forth for the consolidated Company actual cash receipts and cash disbursements for the four-week period ending on the prior Friday;

                                    (e)      a weekly basis, any other
                           calculations, reports or information relating to the Company's financial performance requested by the Lender."

                           "(8)     On a monthly basis, delivered no later than
                  the 15th day of the next succeeding month, a detailed and aged accounts payable and accounts receivable report in a form satisfactory to the Lender."

                           "(9)     Copies of any and all offering memorandum
                  for the Company or any of its Subsidiaries or prepared in conjunction with any Liquidity Event."

                  (n) Amendment to Section 6.1. Section 6.1 of the Credit Agreement, Indebtedness, is hereby modified and amended by deleting subsections 6.1(c) and 6.1(e) in their entirety and redesignating Sections 6.1(d), 6.1(f) and 6.1(g) as Sections 6.1(c), 6.1(d) and 6.1(e) respectively, deleting the figure $2,150,000 from the second line of redesignated Section 6.1(e) and substituting in lieu thereof $1,000,000, and by adding Section 6.1(f), which shall read as follows:
         "Other Indebtedness incurred in connection with a Debt Offering, provided that the proceeds thereof shall be applied as required in
         Section 1.5A."

                  (o) Amendment to Section 6.5. Section 6.5 of the Credit Agreement, Investments, is hereby modified and amended by deleting the phrase "Except for the making of Required Investments with the proceeds of Indebtedness of the type described in Section 6.1(f) hereof or from the issuance of additional equity interests in the Company, the" and replacing such phrase with "The".

                  (p) Amendment to Section 6.6. Section 6.6 of the Credit Agreement, Liquidation, Disposition or Acquisition of Assets, is hereby modified and amended by (a) deleting the phrase "Except in connection with a Permitted Take-out Transaction" and replacing such phrase with "Except in connection with a Permitted Take-out Transaction, an Asset Disposition (provided that the proceeds thereof shall be applied as provided in Section 1.5A) or as otherwise approved in writing by the Bank in its sole discretion" and (b) by deleting the phrase "$30,000 during the period from the First Amendment Date" on line 5 of 6.6(b) and replacing it with "$30,000 during the period from the Effective Date".

                  (q) Amendment to Section 6.9. Section 6.9 of the Credit Agreement, Debt/Capitalization Ratio, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           [Intentionally Omitted]


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                  (r)      Amendment to Section 6.10. Section 6.10 of the Credit
         Agreement, Cash Flow Leverage Ratio, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           [Intentionally Omitted]

                  (s) Amendment to Section 6.11. Section 6.11 of the Credit Agreement, Debt Service Coverage Ratio, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           [Intentionally Omitted]

                  (t) Amendment to Section 6.13. Section 6.13 of the Credit Agreement, Minimum Net Worth, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           [Intentionally Omitted]

                  (u) Amendment to Article 6.14. Section 6.14 of the Credit Agreement, Cash Receipts, is hereby modified and amended by deleting the existing Section 6.14 and by substituting the following in lieu thereof:

                           "Section 6.14    Cash Receipts and Disbursements.

                                                     (a) Cash Receipts. The
                                            Company shall not permit cash
                                            receipts for any period of four (4)
                                            consecutive weeks ending each
                                            Friday during the period from the
                                            Effective Date through the Maturity
                                            Date (as set forth on the weekly
                                            report to be delivered to the
                                            Lender pursuant to Section 5.4(7)
                                            hereof) to be less than
                                            $1,440,000.00.

                                                     (b) Cash Disbursements.
                                            The Company shall not permit cash
                                            disbursements (exclusive of (i) the
                                            required fees paid under Section
                                            1.4 hereof; (ii) required interim
                                            payments made under Section 1.5(c)
                                            hereof; and (iii) any prepayments
                                            of the Revolving Loans under
                                            Section 1.5(a) hereof) for any
                                            period of four (4) consecutive
                                            weeks ending each Friday during the
                                            period from the Effective Date
                                            through the Maturity Date (as set
                                            forth on the weekly report to be
                                            delivered to the Lender pursuant to
                                            Section 5.4(7) hereof) to be more
                                            than $2,300,000.

                  (v) Amendment to Section 6.15. Section 6.15 of the Credit Agreement, Negative Covenants, is hereby modified and amended by adding the following new Section 6.15 at the end thereof:


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                           "Section 6.15 Salaries, Dividends and Bonuses. The
                           Company shall not increase the aggregate monthly payroll above $1,300,000, nor make Restricted Payments to the stockholders of the Company prior to the Maturity Date."

                  (w) Amendment to Section 7.2. Section 7.2 of the Credit Agreement, Remedies, is hereby modified and amended by deleting subsection (a) in its entirety and renumbering existing subsections
         (b), (c) and (d) as (a), (b) and (c), respectively.

                  (x) Section 8.1 Notices. Section 8.1 of the Credit Agreement is hereby modified and amended by deleting "(1)" at the beginning of the first paragraph and substituting "(a)" in lieu thereof and by deleting Sections 8.1(a)(i) and (ii) in their entirety and substituting in lieu thereof the following:

                           (i)      If to the Company, to it at:

                                    Two Piedmont Center, Suite 400
                                    3565 Piedmont Road, N.E.
                                    Atlanta, Georgia   30305-1502
                                    Attention:  Chief Financial Officer
                                    Fax:  (404) 364-6703

                                    with a copy, except for routine billing and administrative notices (which shall not constitute notice) to:

                                    B. Knox Dobbins, Esq.
                                    Sutherland Asbill & Brennan L.L.P.
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia   30309-3996
                                    Fax:  (404) 853-8806

                           (ii)     If to the Lender, to it at:

                                    Bank of America, N.A.
                                    101 N. Tryon Street
                                    NC1-001-13-26
                                    Charlotte, North Carolina 28255
                                    Attention: Julie A. Smith, Vice President
                                    Fax: (704) 386-5856

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Scott P. Vaughn, Esq.
                                    Smith Helms Mulliss & Moore, L.L.P.
                                    201 North Tryon Street
                                    Charlotte, North Carolina 28202
                                    Fax:  (704) 343-2300


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                  (y)      Amendments to Article 10.

                           (i)      Article 10 of the Credit Agreement,
                  Definitions, is hereby modified and amended by adding the following definitions in appropriate alphabetical order:

                                    "Asset Disposition" means any voluntary
                           disposition, whether by sale, lease or transfer, of
                           (a) any of the assets (excluding cash and cash equivalents utilized in the ordinary course of the operations of the Borrower and its Subsidiaries in compliance with the Loan Documents), of the Borrower or its Subsidiaries, or (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary or any Investment Target (other than a disposition to the Borrower or a Guarantor), provided, however, there shall be excluded (i) the disposition of obsolete, worn out or outdated equipment to the extent that the proceeds thereof are applied promptly to the replacement thereof with equipment having equal or greater value or utility and (ii) proceeds of insurance resulting from damage, theft or destruction of any asset to the extent that the proceeds thereof are applied to the repair or replacement, as applicable, of those assets so damaged, lost or destroyed.

                                    "Completion Fee Loan" means the loan made
                           to the Borrower pursuant to Section 1.1A.

                                    "Completion Fee Note" means the promissory
                           note of the Borrower payable to the order of the Lender in the form of Exhibit D attached hereto, which shall evidence the Borrower's obligation to pay Completion Fee Outstandings and interest thereon as herein and therein provided.

                                    "Completion Fee Outstandings" means, at any
                           date, the aggregate principal amount outstanding under Section 1.1A hereof.

                                    "Debt Offering" means the incurrence of any
                           Indebtedness (including the issuance of any security exchangeable or convertible into Indebtedness) of the Borrower or any Subsidiary in connection with a public offering or private placement, which Indebtedness shall be issued on terms, including without limitation terms pertaining to operating or financial covenants, security or subordination, as shall be in all respects acceptable to the Lender in its sole and absolute discretion and shall have been approved by the Lender prior to the creation or issuance thereof.

                                    "Effective Date" shall mean August 11,
                           2000, the date of execution of the Second Amendment.


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                                    "Equity Offering" means a public or private
                           sale by the Borrower or any Subsidiary of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary, including, without limitation, the sale of equity securities pursuant to the Master Facility Agreement between the Borrower and Fusion Capital Fund II, LLC dated as of July 5, 2000 and by the Equity Purchase Agreements (as defined in said
                           Master Facility Agreement, in the respective forms of such documents as filed on Form 8-K with the Securities and Exchange Commission on July 7, 2000).

                                    "Internet Property Rights" shall mean all
                           of Borrower's and any of the Subsidiaries' right, title and interest in and to all internet domain names and registration rights relating thereto, all internet websites and all contents thereof, whether now existing or hereafter created or acquired and wheresoever located.

                                    "Liquidity Event" means any Debt Offering,
                           any Equity Offering, or any Asset Disposition

                                    "Loans" means, collectively, the Revolving
                           Loans (including any Overadvances) and the Completion Fee Loan

                                    "Net Proceeds" (a) from any Equity Offering
                           or any Debt Offering means cash payments received by the Borrower or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by the Borrower or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, and (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien permitted hereunder on the asset or property disposed of.

                                    "Overadvances" means, as of any date, the
                           aggregate principal amount of Revolving Loans or Advances outstanding on such date (other than Completion Fee Note Outstandings) in excess of the Revolving Loan Limit on such date.

                                     "Revolving Loan Limit" means, as of any
                           date, $27,190,000 minus the aggregate amount of payments or prepayments applied after the

                           Effective Date to repay the principal amount of Revolving Loans not constituting Overadvances.

                                    "Second Amendment" shall mean that Second
                           Amendment to Amended and Restated Credit Agreement and Security Agreement dated as of the Effective Date between the Company and the Lender.

                                    "URL Domain Names" shall mean all Uniform
                           Reference Locator Domain Names registered in the name of Borrower or any of the Subsidiaries as set forth in Schedule 11.

                           (ii)     Article 10 of the Credit Agreement,
                  Definitions, is hereby further modified and amended by deleting the definitions of "Acceptable Counterparty," "Approved Contract," "Commitment," "New Commitment" and "Current Outstandings" in their entirety.

                           (iii)    Article 10 of the Credit Agreement,
                  Definitions, is hereby further modified and amended by deleting the existing definitions of "Applicable Interest Rate Margin," "Current Outstandings," "Default Rate," "Maturity Date" and "Revolving Loans" in their entirety and by substituting the following in lieu thereof:

                                    "Applicable Interest Rate Margin" means
                           1.00% (100 basis points).

                                    "Default Rate" means the Base Rate plus
                           3.00% (300 basis points).

                                    "Maturity Date" shall mean January 15,
                           2001.

                                    "Revolving Loans" shall mean, collectively,
                           the amounts advanced by the Lender to the Company prior to the Effective Date under this Agreement, plus any Overadvance.

                           (iv)     Article 10 of the Credit Agreement,
                  Definitions, is hereby further modified and amended by supplementing the existing definition of "Permitted Liens" by adding the following subparagraph (m) thereto:

                                    "(m)     Liens incurred in connection with a
                           Debt Offering."

                  (z)      Amendments to Schedules to the Credit Agreement.

                           (i) Schedule 3.1(c) to the Credit Agreement, Subsidiaries, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting
                  Schedule 3.1(c) attached hereto in lieu thereof.

                           (ii) Schedule 3.1(d) to the Credit Agreement, Capital Stock, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting
                  Schedule 3.1(d) attached hereto in lieu thereof.

                           (iii) Schedule 3.1(f) to the Credit Agreement, Real Property, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting
                  Schedule 3.1(f) attached hereto in lieu thereof.

                           (iv) Schedule 3.1(k) to the Credit Agreement, Material Adverse Effects, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(k) attached hereto in lieu thereof.

                           (v) Schedule 3.1(1) to the Credit Agreement, Litigation, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting
                  Schedule 3.1(1) attached hereto in lieu thereof.

                           (vi) Schedule 3.1(p) to the Credit Agreement, Material Customer Contracts, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(p) attached hereto in lieu thereof.

                           (vii) Schedule 3.1(t) to the Credit Agreement, Name Changes, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting
                  Schedule 3.1(t) attached hereto in lieu thereof.

                           (viii) Schedule 3.1(v) to the Credit Agreement, Intellectual Property, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(v) attached hereto in lieu thereof.

                           (ix) The Credit Agreement is hereby modified and amended to add Schedule 11 attached hereto, URL Domain Names, as Schedule 11 thereto.

         3. Amendment to Security Agreement, Subsidiary Security Agreement, and Trademark Security Agreement. With the consent of all parties hereto, and subject to the satisfaction of all the terms and conditions of this Second Amendment, Borrower and all Subsidiaries agree to execute a Second Amendment to Security Agreement, Second Amendment to Subsidiary Security Agreement and First Amendment to Trademark Security Agreement (collectively, and together with this Agreement (including the Consent affixed hereto) and the Completion Fee Note, the "Second Amendment Documents") both in forms satisfactory to the Lender.

         4. Waiver. Subject to the satisfaction by the Borrower of the Conditions set forth in Section 10 below, the Lender hereby waives (a) the Payment Defaults, (b) any Default which may have occurred prior to the Effective Date as a result of the Borrower's failure to deliver on a timely basis all documentation required to be delivered to the Lender pursuant to
Section 4.9 of the Credit Agreement, (c) any Default which may have occurred prior to the Effective Date under Sections 3.1, 5.5, and 6.6 of the Credit Agreement as a result of the Borrower's acquisition of an equity interest in Provider Solutions Corp., and (d) any Default which may have occurred prior to the Effective Date under Sections 1.3 and 6.14 of the Credit Agreement. The waivers contained in the foregoing sentence shall not waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of the Lender following the occurrence of any other Default or Event of Default under the Credit Agreement or arising after the Effective Date.

         5. No Other Amendments, Waivers or Consents. Except for the amendments and waivers set forth above and in the other Second Amendment Documents, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lender hereby reserves the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents as so modified, including, without limitation, all terms applicable to Subsidiaries of the Borrower, in the future.

         6. Reaffirmation of Duties and Obligations. In consideration of the amendments and waivers contained herein, the Borrower and (by their consent hereto) the Subsidiaries hereby acknowledge and reaffirm (a) their joint and several liability to pay the aggregate principal amount of the Revolving Loans outstanding as of the Effective Date of $27,190,000 (plus all accrued interest, fees and expenses which shall not have been charged against the loan account on or before the Effective Date), (b) their joint and several liability to pay the aggregate principal amount of the Completion Fee Note as of the Effective Date of $1,250,000 and (c) the accuracy of the covenants and agreements made by the Borrower in favor of the Lender set forth in the Credit Agreement and the other Loan Documents.

         7. Release. In order to induce the Lender to execute, deliver and perform this Amendment, the Borrower represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which the Borrower or the Subsidiaries may have, or claim to have, against the Lender, and the Borrower and (by their consent hereto) the Subsidiaries hereby release, acquit and forever discharge the Lender and its agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that such Person may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the dates of execution and delivery of this Amendment.

         8. Restructuring Consultant. The Borrower hereby agrees that, notwithstanding that no Default or Event of Default may have occurred and be continuing, the Lender shall have the right, in its sole, absolute and unconditional discretion, at any time during the term of the Credit Agreement to require that the Borrower engage at the Borrower's expense a restructuring consultant acceptable to the Lender.

         9. Permitted Take-out Transaction. At the Borrower's request, this Second Amendment shall evidence the Lender's agreement to the sale of the Borrower (whether by merger, tender offer, transfer of stock or sale of assets) or a refinancing in full of the Obligations (in each case, a "Permitted Take-out Transaction"), provided that (a) such Permitted Take-out Transaction shall be consummated not later than the Maturity Date and (b) all of the Obligations (including, without limitation, the fees set forth in Section 1.4 hereof) shall be paid in full upon consummation of such Permitted Take-out Transaction. The Borrower shall deliver promptly to the Lender (a) a copy of any term sheet provided to the Borrower with respect to a proposal for a

Permitted Take-out Transaction, and (b) copies of any agreements entered into by the Borrower in connection with a Permitted Take-out Transaction.

         10. Conditions. As conditions to the consummation and effectiveness of this Agreement, the Borrower shall perform or cause to be performed the following (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default under the Credit Agreement) all in a form and manner and in substance satisfactory to the Lender:

                  (a) Investment Targets. The Borrower shall use its best efforts to obtain all original stock certificates and corresponding stock powers relating to the Investment Targets which the Borrower was unable to obtain prior to the closing of the First Amendment, and shall provide such certificates and powers to the Lender promptly.

                  (b) Investment Agreements. The Borrower shall provide the Lender with copies of all Investment Agreements and all other agreements and documentation relating in any way to the Borrower's Investment in the Investment Targets, and all amendments thereto.

                  (c) Shareholders' Agreements. The Borrower shall use its best efforts to obtain all consents necessary to permit the Borrower to grant a security interest in all of the equity interests owned by the Borrower in each of the Investment Targets, including, without limitation, the consent of all parties to each of the shareholders' agreements necessary to effectively waive any restriction on the ability of the Borrower to grant such a security interest. Commencing on August 15, 2000, the Borrower shall deliver to the Lender and its counsel a bi-weekly report setting forth the status of its efforts in obtaining such consents.

                  (d) Restructuring Consultant. On or before July 31, 2000, Borrower shall have retained the services of a Restructuring Consultant, reasonably acceptable to the Borrower and the Lender, to serve as the Restructuring Consultant of the Borrower and the Subsidiaries. The Restructuring Consultant, (who in addition to the Borrower shall communicate directly to the Lender), shall be retained to provide Borrower with ongoing business advice and consultation regarding Borrower's current financial and operational issues and the development of strategies that, in addition to the consideration of the Borrower's interests and the interests of its shareholders, will reflect consideration of the Lender's and other creditors' interests, and will address, without limitation, the areas listed on the attached Exhibit B.

                  (e) Execution of Agreement. Borrower shall deliver to Lender a counterpart hereof duly executed by the Borrower and the Subsidiaries.

                  (f) Execution of Commitment Fee Note. Borrower shall deliver to Lender the duly executed Commitment Fee Note.

                  (g) Execution of the other Second Amendment Documents. Borrower shall execute and deliver or cause to be executed and delivered the other Second Amendment Documents

                  (h) Corporate Resolutions. Borrower shall deliver to Lender corporate resolutions of the Borrower and its Subsidiaries certified by the secretary of the Borrower or its Subsidiaries, as applicable, authorizing the transactions contemplated hereby.

                  (i) Opinion Letter. Borrower shall deliver to Lender an opinion of its counsel for the Borrower and its Subsidiaries in a form and substance acceptable to the Lender.

                  (j) Other Closing Documents. Borrower and Subsidiaries shall deliver to Lender each of the agreements and other items set forth on Exhibit C attached hereto and such other information, documents, instruments or approvals as the Lender or the Lender's counsel may require.

         11. Representations and Warranties. The Borrower, for itself and on behalf of each of its Subsidiaries, agrees, represents and warrants in favor of the Lender that:

                  (a) This Agreement (including the Consent affixed hereto) has been executed and delivered by duly authorized representatives of the Borrower and the Subsidiaries, as applicable, and the Credit Agreement and the other Loan Documents, as modified and amended by this Agreement or the other Second Amendment Documents, constitutes a legal, valid and binding obligation of the Borrower and the Subsidiaries, as applicable, and is enforceable against the Borrower and the Subsidiaries, as applicable, in accordance with its terms;

                  (b) After giving effect to this Second Amendment, no Default or Event of Default under the Credit Agreement has occurred or is continuing;

                  (c) As of the Effective Date, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and

                  (d) All of the representations and warranties of the Borrower and each of its Subsidiaries contained in the Credit Agreement and the other Loan Documents continue to be true and correct as of the date hereof as though made on and as of such date.

         12. Expenses. The Borrower hereby agrees to pay all expenses of the Lender incurred in connection with this Amendment, including, without limitation, all fees and expenses of counsel, accountants and consultants to the Lender. In the event that Borrower does not have sufficient funds on hand to pay such expenses as they accrue, Lender agrees to pay such expenses on Borrower's behalf, provided however, that Borrower agrees to reimburse Lender as specified in Section 1.5(c) hereof.

         13. Further Assurances. The Borrower will promptly cure, or cause to be cured, any defects in the creation, execution or delivery of the Loan Documents (including, without limitation, any of the Second Amendment Documents), resulting from any act or failure to act by the Borrower or any of the Borrower's Subsidiaries or any employee or officer thereof. The Borrower, at its sole expense, will promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and its Subsidiaries in the Loan Documents (including, without limitation, any of the Second Amendment Documents), or to obtain any consents, all as may be necessary or appropriate in connection therewith or as may be requested by the Lender.

         14. Effect on the Credit Agreement. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. Each of the Second Amendment Documents shall be deemed to be a Loan Document for all purposes.

         15. Counterparts. This Second Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Second Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         16. Law of Contract. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         17. No Waiver of Remedies. The terms of this Agreement shall not act or be construed to limit or diminish the rights of the Lender to pursue its full legal remedies for the collection of the indebtedness outstanding under the Loan Documents, including, without limitation, the right to pursue liens or security interests in any other Collateral held by the Lender in any way permitted by law. Except as expressly modified hereby, the terms, conditions, representations, warranties and covenants of each of the Credit Agreement and the Loan Documents as well as the recitals, representations and warranties set forth herein shall continue to remain in full force and effect and are true as if made on the date hereof.

         18. Negotiations. This Agreement is being executed in connection with all negotiations between the Borrower and the Lender to discuss the modification of the Credit Agreement and the Loan Documents (the "Loan Discussions"). All of the terms of this Agreement were negotiated at arms' length, and the Borrower has at all times had access to independent counsel. This Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the other. This Agreement and the Loan Documents constitute the entire agreement between the parties with respect to the Credit Agreement, the Loan Documents and the Loan Discussions and supersedes any prior oral or written representations or agreements not contained herein that relate to the subject matter hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year first written above.

BORROWER:                 CAREDATA.COM, INC. (f/k/a Medirisk, Inc.)

                          By:    /s/ Kenneth M. Goins, Jr.
                                 --------------------------
                          Name:  Kenneth M. Goins, Jr.
                          Title: President & CEO


LENDER:                   BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.)

                          By:   /s/ Julie A. Smith
                                --------------------------
                          Name: Julie A. Smith
                          Title: Vice President

              CONSENT TO SECOND AMENDMENT TO AMENDED AND RESTATED
                CREDIT AGREEMENT AND REAFFIRMATION OF GUARANTORS

         Each of the undersigned (i) acknowledges receipt of the foregoing Second Amendment to Amended and Restated Credit Agreement (the "Agreement"),
(ii) consents to the execution and delivery of the Agreement by the parties thereto, and acknowledges and agrees to the terms thereof, including, without limitation Sections 6 and 7 thereof to the same extent as if each of the undersigned were signatories thereto, and (iii) reaffirms all of its obligations and covenants under the Subsidiary Guaranties executed by it in favor of the Bank, and agrees that such guarantees and their obligations and covenants with respect thereto shall remain in full force and effect with respect to the Obligations as defined in the Agreement.

GUARANTORS:

MEDIRISK OF ILLINOIS, INC.
CIVS, INC.
MEDSOURCE, INC.
SUCCESSFUL SOLUTIONS, INC.
CITIZEN 1 SOFTWARE, INC.
MEDIRISK OF MISSOURI, INC.
HEALTHDEMOGRAPHICS, INC.
SWEETWATER HEALTH ENTERPRISES, INC.

BY:  /s/ Kenneth M. Goins, Jr.
   ----------------------------
TITLE:  President & CEO


GUARANTOR:

CAREDATA REPORTS, INC.

BY: /s/ Kenneth M. Goins, Jr.
   ----------------------------
TITLE:  Chief Executive Officer


GUARANTOR:

CAREDATA.COM LIMITED

BY:  /s/ Barry W. Burt
   ----------------------------
TITLE:  Secretary